Exhibit 23.2




               CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 33-79020 and 33-79022) of our report dated February 14, 1995, on the financial statements of Human Genome Sciences, Inc. for the year ended December 31, 1994 included in the 1996 Annual Report on Form 10-K.



                                           /s/ Richard A. Eisner & Company, LLP

New York, New York
March 28, 1997